Exhibit 4(d)(2)(xviii)

SIXTY-FOURTH SUPPLEMENTAL

INDENTURE

TO

INDENTURE DATED SEPTEMBER 1, 1939

DUKE ENERGY INDIANA, INC.

TO

DEUTSCHE BANK NATIONAL TRUST COMPANY

AS TRUSTEE

DATED AS OF DECEMBER 1, 2011

CREATING FIRST MORTGAGE BONDS, SERIES SSS, DUE MAY 1, 2035, AND

FIRST MORTGAGE BONDS, SERIES TTT, DUE MARCH 1, 2031

AND

OTHERWISE SUPPLEMENTING AND AMENDING THE INDENTURE

TABLE OF CONTENTS

Page

PARTIES:
Company (Duke Energy Indiana, Inc., formerly named each of PSI Energy, Inc. and Public Service Company of Indiana, Inc., and successor by consolidation to Initial Mortgagor (Public Service Company of Indiana)), and Trustee	1

RECITALS:
Indenture of the Initial Mortgagor, dated September 1, 1939, and First Supplemental Indenture thereto of the Initial Mortgagor, dated as of March 1, 1941	1
Consolidation of Initial Mortgagor (and four other companies) into the Company	1
Execution by Company of Second Supplemental Indenture to the original Indenture	1
Company substituted for Initial Mortgagor under Indenture	1
Execution by Company of Third through the Sixty-Third Supplemental Indentures to the original Indenture	2
Deutsche Bank National Trust Company appointed as Successor Trustee	3
Change of name of Company from Public Service Company of Indiana, Inc. to PSI Energy, Inc., and thereafter to Duke Energy Indiana, Inc.	3
Amount of bonds presently outstanding under the Indenture	3
Sixty-Fourth Supplemental Indenture and Bonds of Series SSS and TTT authorized	4
Conditions precedent performed	5

EXECUTING CLAUSE	5

i

ii

		Page

ARTICLE IV.

CONCERNING THE TRUSTEE.

Acceptance of trust by Trustee		30
Trustee not responsible for validity or sufficiency of Sixty-Fourth Supplemental Indenture, etc.		30
Terms and conditions of Article XVII of the original Indenture to be applied to the Sixty-Fourth Supplemental Indenture		30

ARTICLE V.

MISCELLANEOUS PROVISIONS.

Section 1.	References in any article or section of the original Indenture refer to such article or section as amended by all Sixty-Four Supplemental Indentures thereto	31
Section 2.	Operation and construction of amendments to the original Indenture	31
Section 3.	All covenants, etc., for sole benefit of parties to the Sixty-Fourth Supplemental Indenture and holders of bonds	31
Section 4.	Table of contents and headings of articles not part of Sixty-Fourth Supplemental Indenture	31
Section 5.	Execution of Sixty-Fourth Supplemental Indenture in counterparts	31
Section 6.	Payments Due on Legal Holidays	31

ATTESTATION CLAUSE		32
SIGNATURES		32
ACKNOWLEDGMENT BY COMPANY		34
ACKNOWLEDGMENT BY TRUSTEE		35

iii

SIXTY-FOURTH SUPPLEMENTAL INDENTURE dated as of the 1st day of December, 2011, made and entered into by and between DUKE ENERGY INDIANA, INC. (hereinafter commonly referred to as the “Company”), a corporation organized and existing under the laws of the State of Indiana, formerly named each of PSI Energy, Inc. and Public Service Company of Indiana, Inc., and the successor by consolidation to Public Service Company of Indiana, an Indiana corporation, party of the first part, and DEUTSCHE BANK NATIONAL TRUST COMPANY, a national banking association organized and existing under the laws of the United States and having its office or place of business in the City of Chicago, State of Illinois, successor trustee to Bank of America, N.A., as successor by merger to LaSalle Bank National Association, which was the successor trustee to The First National Bank of Chicago (hereinafter commonly referred to as the “Trustee”), party of the second part,

WITNESSETH:

WHEREAS, Public Service Company of Indiana (hereinafter commonly referred to as the “Initial Mortgagor”), prior to its consolidation with certain other corporations to form the Company, executed and delivered to the Trustee a certain indenture of mortgage or deed of trust (hereinafter called the “original Indenture” when referred to as existing prior to any amendment thereto, and the “Indenture” when referred to as heretofore, now or hereafter amended), dated September 1, 1939, and a First Supplemental Indenture thereto, dated as of March 1, 1941, to secure the bonds of the Initial Mortgagor, its successors and assigns, issued from time to time under the Indenture in series for the purposes of and subject to the limitations specified in the Indenture; and

WHEREAS, the Company on September 6, 1941, became, through a consolidation, the successor of the Initial Mortgagor (and four other companies) and succeeded to all the rights and became liable for all the obligations of the Initial Mortgagor (and such other companies); and

WHEREAS, after said consolidation, the Company executed and delivered a Second Supplemental Indenture, dated as of November 1, 1941, to the original Indenture for the purposes, among others, of (i) the making by the Company of an agreement of assumption and adoption by it of the Indenture, (ii) the assumption by the Company of the bonds (and interest and premium, if any, thereon) issued or to be issued under the Indenture, and of all terms, covenants and conditions binding upon it under the Indenture, and the agreeing by the Company to pay, perform and fulfill the same, and (iii) the conveying to the Trustee upon the trusts declared in the Indenture, but subject to any outstanding liens and encumbrances, all the property which the Company then owned or which it might thereafter acquire, except property of a character similar to the property of the Initial Mortgagor which is excluded from the lien of the Indenture; and

WHEREAS, all conditions have been met and all acts and things necessary have been done and performed to make the Indenture the valid and binding agreement of the Company and to substitute the Company for the Initial Mortgagor under the Indenture, and to vest the Company with each and every right and power of the Initial Mortgagor, including the right and power to issue bonds thereunder; and

WHEREAS, the Company has subsequently executed and delivered, for purposes authorized under the Indenture, a Third Supplemental Indenture dated as of March 1, 1942, a Fourth Supplemental Indenture dated as of May 1, 1943, a Fifth Supplemental Indenture dated as of August 1, 1944, a Sixth Supplemental Indenture dated as of September 1, 1945, a Seventh Supplemental Indenture dated as of November 1, 1947, an Eighth Supplemental Indenture dated as of January 1, 1949, a Ninth Supplemental Indenture dated as of May 1, 1950, a Tenth Supplemental Indenture dated as of July 1, 1952, an Eleventh Supplemental Indenture dated as of January 1, 1954, a Twelfth Supplemental Indenture dated as of October 1, 1957, a Thirteenth Supplemental Indenture dated as of February 1, 1959, a Fourteenth Supplemental Indenture dated as of July 15, 1960, a Fifteenth Supplemental Indenture dated as of June 15, 1964, a Sixteenth Supplemental Indenture dated as of January 1, 1969, a Seventeenth Supplemental Indenture dated as of March 1, 1970, an Eighteenth Supplemental Indenture dated as of January 1, 1971, a Nineteenth Supplemental Indenture dated as of January 1, 1972, a Twentieth Supplemental Indenture dated as of February 1, 1974, a Twenty-First Supplemental Indenture dated as of August 1, 1974, a Twenty-Second Supplemental Indenture dated as of August 1, 1975, a Twenty-Third Supplemental Indenture dated as of January 1, 1977, a Twenty-Fourth Supplemental Indenture dated as of October 1, 1977, a Twenty-Fifth Supplemental Indenture dated as of September 1, 1978, a Twenty-Sixth Supplemental Indenture dated as of September 1, 1978, a Twenty-Seventh Supplemental Indenture dated as of March 1, 1979, a Twenty-Eighth Supplemental Indenture dated as of May 1, 1979, a Twenty-Ninth Supplemental Indenture dated as of March 1, 1980, a Thirtieth Supplemental Indenture dated as of August 1, 1980, a Thirty-First Supplemental Indenture dated as of February 1, 1981, a Thirty-Second Supplemental Indenture dated as of August 1, 1981, a Thirty-Third Supplemental Indenture dated as of December 1, 1981, a Thirty-Fourth Supplemental Indenture dated as of December 1, 1982, a Thirty-Fifth Supplemental Indenture dated as of March 30, 1984, a Thirty-Sixth Supplemental Indenture dated as of November 15, 1984, a Thirty-Seventh Supplemental Indenture dated as of August 15, 1985, a Thirty-Eighth Supplemental Indenture dated as of October 1, 1986, a Thirty-Ninth Supplemental Indenture dated as of March 15, 1987, a Fortieth Supplemental Indenture dated as of June 1, 1987, a Forty-First Supplemental Indenture dated as of June 15, 1988, a Forty-Second Supplemental Indenture dated as of August 1, 1988, a Forty-Third Supplemental Indenture dated as of September 15, 1989, a Forty-Fourth Supplemental Indenture dated as of March 15, 1990, a Forty-Fifth Supplemental Indenture dated as of March 15, 1990, a Forty-Sixth Supplemental Indenture dated as of June 1, 1990, a Forty-Seventh Supplemental Indenture dated as of July 15, 1991, a Forty-Eighth Supplemental Indenture dated as of July 15, 1992, a Forty-Ninth Supplemental Indenture dated as of February 15, 1993, a Fiftieth Supplemental Indenture dated as of February 15, 1993, a Fifty-First Supplemental Indenture dated as of February 1, 1994, a Fifty-Second Supplemental Indenture dated as of April 30, 1999, a Fifty-Third Supplemental Indenture dated as of June 15, 2001, a Fifty-Fourth Supplemental Indenture dated as of September 1, 2002, a Fifty-Fifth Supplemental Indenture dated as of February 15, 2003, a Fifty-Sixth Supplemental Indenture dated as of December 1, 2004, a Fifty-Seventh Supplemental Indenture dated as of August 21, 2008, a Fifty-Eighth Supplemental Indenture dated as of December 19, 2008, a Fifty-Ninth Supplemental Indenture dated as of March 23, 2009, a Sixtieth Supplemental Indenture dated as of June 1, 2009, a Sixty-First Supplemental Indenture dated as of October 1, 2009, a Sixty-Second Supplemental Indenture dated as of July 9, 2010, and a Sixty-Third Supplemental Indenture dated as of September 23, 2010, each supplementing and amending the Indenture; and

WHEREAS, the Thirty-Fifth Supplemental Indenture authorized and appointed LaSalle Bank National Association, a national banking association duly organized and existing under the law of the United States of America with its principal office in Chicago, Illinois and formerly named LaSalle National Bank, as Successor Trustee to The First National Bank of Chicago, which appointment was accepted, and all trust powers under the Indenture were thereby transferred from The First National Bank of Chicago to LaSalle Bank National Association; and

WHEREAS, by an Instrument of Resignation, Appointment and Acceptance dated as of December 15, 2008, Bank of America, N.A., as successor by merger to LaSalle Bank National Association, resigned as trustee and the Company appointed the Trustee as Successor Trustee thereto, which appointment was thereby accepted by the Trustee effective as of that date, and all trust powers were thereby transferred from Bank of America, N.A. to the Trustee; and

WHEREAS, the Forty-Sixth Supplemental Indenture amended the Indenture to reflect a change in the name of the Company from Public Service Company of Indiana, Inc. to PSI Energy, Inc. effective as of April 20, 1990, and the Fifty-Seventh Supplemental Indenture amended the Indenture to reflect a change in the name of the Company from PSI Energy, Inc. to Duke Energy Indiana, Inc., effective as of October 1, 2006; and

WHEREAS, as of December 1, 2011, the only bonds that have been heretofore issued under the Indenture which are now outstanding are $7,500,000 aggregate principal amount of “PSI Energy, Inc. First Mortgage Bonds, Series VV, Due July 15, 2026” and $28,000,000 aggregate principal amount of “PSI Energy, Inc. First Mortgage Bonds, Series WW, Due August 15, 2027” and $53,055,000 aggregate principal amount of “PSI Energy, Inc. First Mortgage Bonds, Series CCC, 8.85%, Due January 15, 2022” and $38,000,000 aggregate principal amount of “PSI Energy, Inc. First Mortgage Bonds, Series DDD, 8.31%, Due September 1, 2032” and $500,000,000 aggregate principal amount of “Duke Energy Indiana, Inc. First Mortgage Bonds, Series LLL, 6.35%, Due August 15, 2038” and $47,700,000 aggregate principal amount of “Duke Energy Indiana, Inc. First Mortgage Bonds, 2005A Pledge Series, Due July 1, 2035” and $450,000,000 aggregate principal amount of “Duke Energy Indiana, Inc. First Mortgage Bonds, Series MMM, 6.45%, Due April 1, 2039” and $55,000,000 aggregate principal amount of “Duke Energy Indiana, Inc. First Mortgage Bonds, Series NNN, 6%, Due August 1, 2039” and $50,000,000 aggregate principal amount of “Duke Energy Indiana, Inc. First Mortgage Bonds, Series OOO, 4.95%, Due October 1, 2040” and $500,000,000 aggregate principal amount of “Duke Energy Indiana, Inc. First Mortgage Bonds, Series PPP, 3.75%, Due July 15, 2020” and $10,000,000 aggregate principal amount of “Duke Energy Indiana, Inc. First Mortgage Bonds, Series QQQ, 3¾%, Due April 1, 2022” and $59,600,000

aggregate principal amount of “Duke Energy Indiana, Inc. First Mortgage Bonds, Series RRR, 3 3/8%, Due March 1, 2019”; and

WHEREAS, the Indiana Finance Authority (the “IFA”) intends to reissue its (i) Environmental Refunding Revenue Bonds, Series 2009A-1 (Duke Energy Indiana, Inc. Project), in the aggregate principal amount of $44,025,000 (the “Series A-1 IFA Bonds”), under and pursuant to a Trust Indenture, dated as of January 1, 2009, as amended and supplemented (the “Series A-1 IFA Indenture”), between the IFA and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “IFA Trustee”) and (ii) Environmental Refunding Revenue Bonds, Series 2009A-2 (Duke Energy Indiana, Inc. Project), in the aggregate principal amount of $23,000,000 (the “Series A-2 IFA Bonds” and together with the Series A-1 IFA Bonds, the “IFA Bonds”), under and pursuant to a Trust Indenture, dated as of January 1, 2009, as amended and supplemented (the “Series A-2 IFA Indenture”), between the IFA and the IFA Trustee;

WHEREAS, the IFA loaned, on January 8, 2009, the proceeds derived from the sale of the IFA Bonds to the Company pursuant to two separate, but substantially identical, Loan Agreements dated as of January 1, 2009 (each a “Loan Agreement”), between the Company and the IFA, in order to permit the refunding of (i) the Indiana Development Finance Authority Environmental Refunding Revenue Bonds, Series 2000A (PSI Energy, Inc. Project), in the aggregate principal amount of $44,025,000, and (ii) the Indiana Development Finance Authority Environmental Refunding Revenue Bonds, Series 2002A (PSI Energy, Inc. Project), in the aggregate principal amount of $23,000,000; and

WHEREAS, the Company has agreed to deliver to the IFA a series of its first mortgage bonds in order to evidence and secure its indebtedness under each Loan Agreement and the IFA has agreed to absolutely and irrevocably assign its interest in such first mortgage bonds to, and cause the same to be registered in the name of, the IFA Trustee, as security for each issue of the IFA Bonds; and

WHEREAS, in accordance with the provisions of Section 1 of Article XVIII of the Indenture, the Board of Directors has authorized the execution and delivery by the Company of a Sixty-Fourth Supplemental Indenture, substantially in the form of this Sixty-Fourth Supplemental Indenture, for the purpose of creating a sixty-fourth and a sixty-fifth series of bonds to be issued under the Indenture, to be known, respectively, as “Duke Energy Indiana, Inc. First Mortgage Bonds, Series SSS, Due May 1, 2035” (such bonds being hereinafter referred to as the “Bonds of Series SSS”) and “Duke Energy Indiana, Inc. First Mortgage Bonds, Series TTT, Due March 1, 2031” (such bonds being hereinafter referred to as the “Bonds of Series TTT” and, together with the Bonds of Series SSS, the “Bonds of Series SSS and TTT”), and prescribing the form and substance of the Bonds of Series SSS and TTT and the terms, provisions and characteristics thereof, and for the purpose of adding to the covenants and agreements of the Company for the protection of the bondholders and of the trust estate, of providing the terms and conditions for the redemption of the Bonds of Series SSS and TTT, of adding certain other covenants and undertakings with respect to the Bonds of Series SSS and TTT and of making such changes in the Indenture as are deemed necessary or desirable and as are permitted by the Indenture; and

WHEREAS, all conditions and requirements necessary to make this Sixty-Fourth Supplemental Indenture a valid, binding and legal instrument have been done, performed and fulfilled and the execution and delivery hereof have been in all respects duly authorized:

NOW, THEREFORE, in consideration of the premises, and of the acceptance and purchase of the Bonds of Series SSS and TTT by the holders and registered owners thereof, and of the sum of One Dollar ($1.00) duly paid by the Trustee to the Company, the receipt whereof is hereby acknowledged, and in accordance with and subject to the terms and provisions of the Indenture, the Company and the Trustee, respectively, have entered into, executed and delivered this Sixty-Fourth Supplemental Indenture for the uses and purposes hereinafter expressed, that is to say:

ARTICLE I.

FIRST MORTGAGE BONDS, SERIES SSS, DUE MAY 1, 2035, AND

FIRST MORTGAGE BONDS, SERIES TTT, DUE MARCH 1, 2031

Section 1.  There are hereby created a sixty-fourth and a sixty-fifth series of bonds to be issued under and secured by the Indenture, to be designated as “Duke Energy Indiana, Inc. First Mortgage Bonds, Series SSS, Due May 1, 2035” and “Duke Energy Indiana, Inc. First Mortgage Bonds, Series TTT, Due March 1, 2031,” respectively (such series being the Bonds of Series SSS and the Bonds of Series TTT hereinbefore referred to).

Section 2.  The Bonds of Series SSS and the Bonds of Series TTT shall each be issued only in the form of a separate, single, authenticated, fully registered bond which (i) need not be in the form of a lithographed or engraved certificate, but may be typewritten or printed on ordinary paper or such paper as the Trustee may reasonably request, (ii) with respect to the Bonds of Series SSS, shall represent and be denominated in a principal amount not to exceed forty-four million twenty-five thousand dollars ($44,025,000) and, with respect to the Bonds of Series TTT, shall represent and be denominated in a principal amount not to exceed twenty-three million dollars ($23,000,000), (iii) shall be executed by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture, and (iv) shall be registered in the name of, and delivered to, the IFA Trustee, or its permitted assigns.

The Bonds of Series SSS and TTT shall be transferable only as required to effect an assignment thereof to a successor-in-interest of the IFA Trustee under the applicable Loan Agreement, provided that the Trustee shall have received notice from the Company of such an assignment and confirmation that transfer of the Bonds of Series SSS and TTT, as the case may be, complies with applicable securities laws.

The Bonds of Series SSS and the Bonds of Series TTT and the Trustee’s certificate of each such series to be endorsed thereon shall be substantially in the following respective forms:

[THE REMAINDER OF THIS PAGE HAS BEEN LEFT BLANK INTENTIONALLY.]

(FORM OF FACE OF BOND OF SERIES SSS)

THE HOLDER OF THIS BOND BY ACCEPTANCE HEREOF AGREES TO RESTRICTIONS ON TRANSFER, TO WAIVERS OF CERTAIN RIGHTS OF EXCHANGE, AND TO INDEMNIFICATION PROVISIONS AS SET FORTH BELOW.  IN ADDITION, THE BOND REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND SUCH BOND MAY NOT BE TRANSFERRED WITHOUT COMPLIANCE WITH APPLICABLE SECURITIES LAWS.

THIS BOND IS NOT TRANSFERABLE EXCEPT TO A SUCCESSOR TO THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., AS TRUSTEE (THE “IFA TRUSTEE”) UNDER THE TRUST INDENTURE BETWEEN THE INDIANA FINANCE AUTHORITY AND THE IFA TRUSTEE, DATED AS OF JANUARY 1, 2009, AS AMENDED AND SUPPLEMENTED FROM TIME TO TIME.

No. SSS-R-	$

DUKE ENERGY INDIANA, INC.

FIRST MORTGAGE BOND, SERIES SSS,

DUE MAY 1, 2035

Duke Energy Indiana, Inc., an Indiana corporation (hereinafter called the “Company”), for value received, hereby promises to pay to The Bank of New York Mellon Trust Company, N.A., as the Trustee (the “IFA Trustee”) under the Trust Indenture between the Indiana Finance Authority (the “IFA”) and the IFA Trustee, dated as of January 1, 2009, as amended and supplemented (the “IFA Indenture”), or its registered assigns, the principal sum of                                          Dollars ($   ) on the first day of May, 2035 and to pay interest on said principal sum, on each Interest Payment Date (hereinafter defined), until said principal sum is paid, at the rate from time to time borne by the Indiana Finance Authority Environmental Refunding Revenue Bonds, Series 2009A-1 (the “IFA Bonds”) issued by the IFA under the IFA Indenture; provided, however, that in no event shall the rate of interest borne by this bond exceed 13% per annum. Both the principal of and the interest on this bond shall be payable in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts at the office or agency of the Company in Plainfield, Indiana, or, at the option of the registered owner hereof, at the office or agency of the Company in the Borough of Manhattan, the City of New York, State of New York, except that interest on this bond may be paid, at the option of the Company, by check or draft mailed to the address of the person entitled thereto as it appears on the books of the Company maintained for that purpose.

REFERENCE IS MADE TO THE FURTHER PROVISIONS OF THIS BOND SET FORTH ON THE REVERSE HEREOF.  SUCH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH AT THIS PLACE.

This bond shall not be valid or become obligatory for any purpose unless and until it shall have been authenticated by the execution by the Trustee, or its successor in trust under the Indenture, of the certificate endorsed hereon.

IN WITNESS WHEREOF, Duke Energy Indiana, Inc. has caused this bond to be executed in its name by the manual or facsimile signature of its President or an Executive Vice President or one of its Vice Presidents, and its corporate seal or a facsimile thereof to be hereto affixed and attested by the manual or facsimile signature of its Secretary or one of its Assistant Secretaries.

Dated as of:

DUKE ENERGY INDIANA, INC.

By

President

ATTEST:

Secretary

(FORM OF REVERSE OF BOND OF SERIES SSS)

This bond is one of the bonds of the Company issued and to be issued from time to time under and in accordance with and all secured by an indenture of mortgage or deed of trust, dated September 1, 1939, from Public Service Company of Indiana (predecessor of the Company) to The First National Bank of Chicago, as Trustee, to which Deutsche Bank National Trust Company is successor trustee (which indenture as amended by all supplemental indentures is hereinafter referred to as the “Indenture”). Said Trustee or its successor in trust under the Indenture is hereinafter sometimes referred to as the “Trustee.” Reference is hereby made to the Indenture for a description of the property mortgaged and pledged and the nature and extent of the security for said bonds. By the terms of the Indenture, the bonds secured thereby are issuable in series which may vary as to date, amount, dates of maturity, rate of interest and in other respects as in the Indenture provided.

This bond is one of a series designated as “Duke Energy Indiana, Inc. First Mortgage Bonds, Series SSS, Due May 1, 2035” (hereinafter referred to as the “Bonds of Series SSS”) of the Company issued under and secured by the Indenture and created by a Sixty-Fourth Supplemental Indenture, dated as of December 1, 2011 (the “Sixty-Fourth Supplemental Indenture”), which also amends the Indenture.

This bond evidences and secures a loan made by the IFA to the Company, pursuant to a Loan Agreement, dated as of January 1, 2009, as amended, between the IFA and the Company (the “Loan Agreement”). The IFA, contemporaneously with the issue of this bond, will reissue an aggregate principal amount of Forty-Four Million Twenty-Five Thousand Dollars ($44,025,000) of its Environmental Refunding Revenue Bonds, Series 2009A-1 (Duke Energy Indiana, Inc. Project) (the “IFA Bonds”) under and pursuant to the IFA Indenture. The IFA Bonds are payable from payments made by the Company of principal of and interest on this bond and from moneys in the bond fund created under the IFA Indenture. Each “Interest Payment Date” under the IFA Indenture shall be an Interest Payment Date for the Series SSS Bonds.  The Company shall promptly notify the Trustee of each Interest Payment Date and the amount of interest payable on this bond.

The obligation of the Company to pay the principal of and interest on this bond shall be discharged to the extent that any moneys in said bond fund are available for payments on the IFA Bonds and are directed by the Company to be applied thereto, all as provided in the Sixty-Fourth Supplemental Indenture.

The rights and obligations of the Company and of the bearers and registered owners of bonds may be modified or amended with the consent of the Company by an affirmative vote of the bearers or registered owners entitled to vote of at least seventy-five per centum (75%) in principal amount of the bonds then outstanding at a meeting of bondholders called for the purpose (and by an affirmative vote of the bearers or registered owners entitled to vote of at least seventy-five per centum (75%) in principal amount of bonds of any series affected by such modification or amendment in case one or more, but less than all, series of bonds are so affected), all in the manner and subject to the limitations set forth in the Indenture, any consent by the bearer or registered owner of any bond being conclusive and binding upon such bearer or registered owner and upon all future bearers or registered owners of such bond, irrespective of whether or not any notation of such consent is made on such bond; provided that no such modification or amendment shall, among other things, extend the maturity or reduce the amount of, or reduce the rate of interest on, or otherwise modify the terms of the payment of the principal of, or interest or premium (if any) on this bond, which obligations are absolute and unconditional, or permit the creation of any lien ranking prior to or equal with the lien of the Indenture on any of the mortgaged property.  The Sixty-Fourth Supplemental Indenture provides that at any time when no bonds issued under the Indenture prior to the issuance of the “PSI Energy, Inc. First Mortgage Bonds, Series BBB, 8%, Due July 15, 2009” are outstanding, the Company reserves the right to amend the Indenture, without the consent or other action by the holders of the bonds outstanding at that time, to decrease the seventy-five per centum (75%) vote requirement referred to above to sixty-six and two-thirds per centum (66-2/3%).

The Bonds of Series SSS are subject to redemption prior to stated maturity as follows:

(A)                               Optional Redemption of IFA Bonds.  In the event that the Company exercises its option under the Loan Agreement to direct the optional redemption of the IFA Bonds, the Bonds of Series SSS shall be subject to redemption prior to maturity, in a principal amount equal to the IFA Bonds so redeemed and on such date as the IFA Bonds are redeemed, at a price equal to 100% of the principal amount thereof, without premium, plus accrued interest to the redemption date.

(B)                               Extraordinary Optional Redemption of IFA Bonds.  In the event that the Company exercises its option under the Loan Agreement to direct the extraordinary optional redemption of the IFA Bonds, the Bonds of Series SSS shall be subject to redemption, in a principal amount equal to the IFA Bonds so redeemed and on such date as the IFA Bonds are redeemed, at a redemption price of 100% of the principal amount redeemed, plus accrued and unpaid interest to the redemption date.

(C)                               Mandatory Redemption. The Bonds of Series SSS are subject to mandatory redemption by the Company in whole or in part, as applicable, at a redemption price of 100% of the principal amount redeemed, plus accrued and unpaid interest to the redemption date, upon occurrence of any of the following events:

(1)                            Upon the occurrence of a Determination of Taxability (as defined in the IFA Indenture) as to which the IFA Trustee has been notified by the Company in writing pursuant to the Loan Agreement, the Bonds of Series SSS are subject to mandatory redemption by the Company, in a principal amount equal to the IFA Bonds to be redeemed in connection therewith and on such date as the IFA Bonds are so redeemed; provided, however, that such requirement of redemption shall be deemed waived, if prior to the date fixed for such redemption of the Bonds of Series SSS there shall have occurred and be continuing an event of default (as defined in the Indenture) which affects any bond of any series outstanding under the Indenture and which event of default has not been cured or waived prior to such redemption date, it being the intent of such proviso that, in lieu of such right to redemption, the holder of the Bonds of Series SSS shall be entitled only to such rights as are available to the holders of bonds of any other series outstanding under the Indenture in respect of any such event of default.  Notwithstanding anything to the contrary in this paragraph, if the interest rate for the IFA Bonds is subject to adjustment as a result of the application of Section 2.03(g)(vi)(A) of the IFA Indenture, the Bonds of Series SSS shall not be subject to mandatory redemption pursuant to said Determination of Taxability.

(2)                                In the event that the Company is notified in writing by the IFA Trustee that (a) an event of default under the IFA Indenture has occurred and is continuing, and (b) the IFA Trustee has declared the principal of all the IFA Bonds then outstanding immediately due and payable pursuant to the IFA Indenture, the Company shall call for redemption, on a redemption date selected by it not later than forty-five (45) days following the date on which such notice from the IFA was received by the Company, the outstanding Bonds of Series SSS, and shall on such redemption date redeem the same; provided, however, that such requirement of redemption shall be deemed waived, if prior to the date fixed for such redemption of the Bonds of Series SSS (x) such event of default is waived or cured as set forth in the IFA Indenture, or (y) there shall have occurred and be continuing an event of default (as defined in the Indenture) which affects any bond of any series outstanding under the Indenture and which event of default has not been cured or waived prior to such redemption date, it being the intent of such proviso that, in lieu of such right to redemption, the holder of the Bonds of Series SSS shall be entitled only to such rights as are available to the holders of bonds of any other series outstanding under the Indenture in respect of any such event of default; and in case of any subsequent occurrence or continuance of the events described in (a) and (b) of this paragraph, the Company shall have the same obligation (subject to the same proviso) to redeem the Bonds of Series SSS.

To comply with its obligations to redeem the Bonds of Series SSS in whole or in part imposed herein, the Company shall give written notice of the date of redemption to the Trustee and the IFA Trustee, which date shall be not less than thirty (30) days nor more than ninety (90) days from the date the notice is mailed.  No further notice, by publication or otherwise, shall be required for redemption of the Bonds of Series SSS, and the requirements of Section 2 of Article VII of the Indenture for notice by newspaper publication shall not apply to the Bonds of Series SSS.

Unless the Company defaults in payment of the redemption price, on and after any redemption date, interest will cease to accrue on the Bonds of Series SSS or portions thereof called for redemption.

Principal on this bond may otherwise become due and payable, in whole or in part, on the date any IFA Bonds are fixed for mandatory purchase pursuant to the terms of the IFA Indenture, in the event the IFA Trustee notifies the Company that the amounts representing (A) proceeds of the remarketing of the IFA Bonds tendered for purchase, (B) moneys drawn under any credit facility, for the purpose of paying such purchase price, and (C) other moneys made available by the Company, as set forth in the IFA Indenture, are not sufficient to pay the purchase price of the tendered IFA Bonds when due.  In such case, the Company shall make a principal payment in an amount equal to such deficiency in the manner and at the time specified in the IFA Indenture. To comply with its obligations to pay any principal of the Bonds of Series SSS in whole or in part imposed herein, the Company shall give immediate written notice of the amount and the time of any such principal payment to the Trustee.

In the event that any IFA Bonds purchased with principal payments made hereunder are subsequently resold at the direction of the Company, the principal amount of the Series SSS Bonds shall be reinstated in an amount equal to the principal amount of IFA Bonds resold.

In the event any of the IFA Bonds shall be paid and discharged, or deemed to be paid and discharged, pursuant to any provisions of the Loan Agreement and the IFA Indenture, so that such IFA Bonds are not thereafter outstanding within the meaning of the IFA Indenture, a like principal amount of the related Bonds of Series SSS shall be deemed fully paid.

In the case of any of certain events of default specified in the Indenture, the principal of this bond may be declared or may become due and payable prior to the stated date of maturity hereof in the manner and with the effect provided in the Indenture.

No recourse shall be had for the payment of the principal of or interest on this bond, or for any claim based hereon, or otherwise in respect hereof or of the Indenture, to or against any incorporator, shareholder, officer or director, past, present or future, of the Company or of any predecessor or successor company, either directly or through the Company or such predecessor or successor company, under any constitution or statute or rule of law, or by the enforcement of any assessment or penalty, or otherwise, all such liability of incorporators, shareholders, directors and officers being waived and released by the registered owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Indenture.

The Bonds of Series SSS are issuable only in registered form without coupons. This bond is nontransferable except to the IFA Trustee and successors thereto, if any, and to the Company. To the extent that this bond is transferable, it is transferable by the registered owner hereof, in person or by an attorney duly authorized, at the principal office or place of business of Deutsche Bank National Trust Company, the Trustee, or its successor in trust under the Indenture, or at the option of the registered owner, at the office or agency of the Company in the Borough of Manhattan, the City of New York, State of New York, upon the surrender and cancellation of this bond, and upon any such transfer a new registered bond or bonds of the same series and maturity date and for the same aggregate principal amount will be issued to the transferee in exchange herefor.

The Bonds of Series SSS are issuable in denominations of $5,000 and integral multiples thereof as shall from time to time be determined and authorized by the Board of Directors of the Company. In the manner and subject to the limitations provided in the Indenture, Bonds of Series SSS are exchangeable as between authorized denominations, upon presentation thereof for such purpose by the registered owner, at the principal office or place of business of Deutsche Bank National Trust Company, the Trustee, or its successor in trust under the Indenture, or, at the option of the registered owner, at the office or agency of the Company in the Borough of Manhattan, the City of New York, State of New York.

No service charge will be made for any transfer or exchange of this bond, but the Company may require a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

(FORM OF TRUSTEE’S CERTIFICATE)

TRUSTEE’S CERTIFICATE

This bond is one of the Bonds of Series SSS designated therein referred to and described in the within mentioned Indenture and Sixty-Fourth Supplemental Indenture.

DEUTSCHE BANK NATIONAL TRUST COMPANY, AS TRUSTEE

By
Authorized Officer

(FORM OF FACE OF BOND OF SERIES TTT)

THE HOLDER OF THIS BOND BY ACCEPTANCE HEREOF AGREES TO RESTRICTIONS ON TRANSFER, TO WAIVERS OF CERTAIN RIGHTS OF EXCHANGE, AND TO INDEMNIFICATION PROVISIONS AS SET FORTH BELOW.  IN ADDITION, THE BOND REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND SUCH BOND MAY NOT BE TRANSFERRED WITHOUT COMPLIANCE WITH APPLICABLE SECURITIES LAWS.

THIS BOND IS NOT TRANSFERABLE EXCEPT TO A SUCCESSOR TO THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., AS TRUSTEE (THE “IFA TRUSTEE”) UNDER THE TRUST INDENTURE BETWEEN THE INDIANA FINANCE AUTHORITY AND THE IFA TRUSTEE, DATED AS OF JANUARY 1, 2009, AS AMENDED AND SUPPLEMENTED FROM TIME TO TIME.

No. TTT-R-	$

DUKE ENERGY INDIANA, INC.

FIRST MORTGAGE BOND, SERIES TTT,

DUE MARCH 1, 2031

Duke Energy Indiana, Inc., an Indiana corporation (hereinafter called the “Company”), for value received, hereby promises to pay to The Bank of New York Mellon Trust Company, N.A., as the Trustee (the “IFA Trustee”) under the Trust Indenture between the Indiana Finance Authority (the “IFA”) and the IFA Trustee, dated as of January 1, 2009, as amended and supplemented (the “IFA Indenture”), or its registered assigns, the principal sum of                                          Dollars ($   ) on the first day of March, 2031 and to pay interest on said principal sum, on each Interest Payment Date (hereinafter defined), until said principal sum is paid, at the rate from time to time borne by the Indiana Finance Authority Environmental Refunding Revenue Bonds, Series 2009A-2 (the “IFA Bonds”) issued by the IFA under the IFA Indenture; provided, however, that in no event shall the rate of interest borne by this bond exceed 13% per annum. Both the principal of and the interest on this bond shall be payable in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts at the office or agency of the Company in Plainfield, Indiana, or, at the option of the registered owner hereof, at the office or agency of the Company in the Borough of Manhattan, the City of New York, State of New York, except that interest on this bond may be paid, at the option of the Company, by check or draft mailed to the address of the person entitled thereto as it appears on the books of the Company maintained for that purpose.

REFERENCE IS MADE TO THE FURTHER PROVISIONS OF THIS BOND SET FORTH ON THE REVERSE HEREOF.  SUCH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH AT THIS PLACE.

This bond shall not be valid or become obligatory for any purpose unless and until it shall have been authenticated by the execution by the Trustee, or its successor in trust under the Indenture, of the certificate endorsed hereon.

IN WITNESS WHEREOF, Duke Energy Indiana, Inc. has caused this bond to be executed in its name by the manual or facsimile signature of its President or an Executive Vice President or one of its Vice Presidents, and its corporate seal or a facsimile thereof to be hereto affixed and attested by the manual or facsimile signature of its Secretary or one of its Assistant Secretaries.

Dated as of:

DUKE ENERGY INDIANA, INC.

By

President

ATTEST:

Secretary

(FORM OF REVERSE OF BOND OF SERIES TTT)

This bond is one of the bonds of the Company issued and to be issued from time to time under and in accordance with and all secured by an indenture of mortgage or deed of trust, dated September 1, 1939, from Public Service Company of Indiana (predecessor of the Company) to The First National Bank of Chicago, as Trustee, to which Deutsche Bank National Trust Company is successor trustee (which indenture as amended by all supplemental indentures is hereinafter referred to as the “Indenture”). Said Trustee or its successor in trust under the Indenture is hereinafter sometimes referred to as the “Trustee.” Reference is hereby made to the Indenture for a description of the property mortgaged and pledged and the nature and extent of the security for said bonds. By the terms of the Indenture, the bonds secured thereby are issuable in series which may vary as to date, amount, dates of maturity, rate of interest and in other respects as in the Indenture provided.

This bond is one of a series designated as “Duke Energy Indiana, Inc. First Mortgage Bonds, Series TTT, Due March 1, 2031” (hereinafter referred to as the “Bonds of Series TTT”) of the Company issued under and secured by the Indenture and created by a Sixty-Fourth Supplemental Indenture, dated as of December 1, 2011 (the “Sixty-Fourth Supplemental Indenture”), which also amends the Indenture.

This bond evidences and secures a loan made by the IFA to the Company, pursuant to a Loan Agreement, dated as of January 1, 2009, as amended, between the IFA and the Company (the “Loan Agreement”). The IFA, contemporaneously with the issue of this bond, will reissue an aggregate principal amount of Twenty-Three Million Dollars ($23,000,000) of its Environmental Refunding Revenue Bonds, Series 2009A-2 (Duke Energy Indiana, Inc. Project) (the “IFA Bonds”) under and pursuant to the IFA Indenture. The IFA Bonds are payable from payments made by the Company of principal of and interest on this bond and from moneys in the bond fund created under the IFA Indenture. Each “Interest Payment Date” under the IFA Indenture shall be an Interest Payment Date for the Series TTT Bonds.  The Company shall promptly notify the Trustee of each Interest Payment Date and the amount of interest payable on this bond.

The obligation of the Company to pay the principal of and interest on this bond shall be discharged to the extent that any moneys in said bond fund are available for payments on the IFA Bonds and are directed by the Company to be applied thereto, all as provided in the Sixty-Fourth Supplemental Indenture.

The rights and obligations of the Company and of the bearers and registered owners of bonds may be modified or amended with the consent of the Company by an affirmative vote of the bearers or registered owners entitled to vote of at least seventy-five per centum (75%) in principal amount of the bonds then outstanding at a meeting of bondholders called for the purpose (and by an affirmative vote of the bearers or registered owners entitled to vote of at least seventy-five per centum (75%) in principal amount of bonds of any series affected by such modification or amendment in case one or more, but less than all, series of bonds are so affected), all in the manner and subject to the limitations set forth in the Indenture, any consent by the bearer or registered owner of any bond being conclusive and binding upon such bearer or registered owner and upon all future bearers or registered owners of such bond, irrespective of whether or not any notation of such consent is made on such bond; provided that no such modification or amendment shall, among other things, extend the maturity or reduce the amount of, or reduce the rate of interest on, or otherwise modify the terms of the payment of the principal of, or interest or premium (if any) on this bond, which obligations are absolute and unconditional, or permit the creation of any lien ranking prior to or equal with the lien of the Indenture on any of the mortgaged property.  The Sixty-Fourth Supplemental Indenture provides that at any time when no bonds issued under the Indenture prior to the issuance of the “PSI Energy, Inc. First Mortgage Bonds, Series BBB, 8%, Due July 15, 2009” are outstanding, the Company reserves the right to amend the Indenture, without the consent or other action by the holders of the bonds outstanding at that time, to decrease the seventy-five per centum (75%) vote requirement referred to above to sixty-six and two-thirds per centum (66-2/3%).

The Bonds of Series TTT are subject to redemption prior to stated maturity as follows:

(A)                               Optional Redemption of IFA Bonds.  In the event that the Company exercises its option under the Loan Agreement to direct the optional redemption of the IFA Bonds, the Bonds of Series TTT shall be subject to redemption prior to maturity, in a principal amount equal to the IFA Bonds so redeemed and on such date as the IFA Bonds are redeemed, at a price equal to 100% of the principal amount thereof, without premium, plus accrued interest to the redemption date.

(B)                               Extraordinary Optional Redemption of IFA Bonds.  In the event that the Company exercises its option under the Loan Agreement to direct the extraordinary optional redemption of the IFA Bonds, the Bonds of Series TTT shall be subject to redemption, in a principal amount equal to the IFA Bonds so redeemed and on such date as the IFA Bonds are redeemed, at a redemption price of 100% of the principal amount redeemed, plus accrued and unpaid interest to the redemption date.

(C)                               Mandatory Redemption. The Bonds of Series TTT are subject to mandatory redemption by the Company in whole or in part, as applicable, at a redemption price of 100% of the principal amount redeemed, plus accrued and unpaid interest to the redemption date, upon occurrence of any of the following events:

(1)                            Upon the occurrence of a Determination of Taxability (as defined in the IFA Indenture) as to which the IFA Trustee has been notified by the Company in writing pursuant to the Loan Agreement, the Bonds of Series TTT are subject to mandatory redemption by the Company, in a principal amount equal to the IFA Bonds to be redeemed in connection therewith and on such date as the IFA Bonds are so redeemed; provided, however, that such requirement of redemption shall be deemed waived, if prior to the date fixed for such redemption of the Bonds of Series TTT there shall have occurred and be continuing an event of default (as defined in the Indenture) which affects any bond of any series outstanding under the Indenture and which event of default has not been cured or waived prior to such redemption date, it being the intent of such proviso that, in lieu of such right to redemption, the holder of the Bonds of Series TTT shall be entitled only to such rights as are available to the holders of bonds of any other series outstanding under the Indenture in respect of any such event of default.  Notwithstanding anything to the contrary in this paragraph, if the interest rate for the IFA Bonds is subject to adjustment as a result of the application of Section 2.03(g)(vi)(A) of the IFA Indenture, the Bonds of Series TTT shall not be subject to mandatory redemption pursuant to said Determination of Taxability.

(2)                                In the event that the Company is notified in writing by the IFA Trustee that (a) an event of default under the IFA Indenture has occurred and is continuing, and (b) the IFA Trustee has declared the principal of all the IFA Bonds then outstanding immediately due and payable pursuant to the IFA Indenture, the Company shall call for redemption, on a redemption date selected by it not later than forty-five (45) days following the date on which such notice from the IFA was received by the Company, the outstanding Bonds of Series TTT, and shall on such redemption date redeem the same; provided, however, that such requirement of redemption shall be deemed waived, if prior to the date fixed for such redemption of the Bonds of Series TTT (x) such event of default is waived or cured as set forth in the IFA Indenture, or (y) there shall have occurred and be continuing an event of default (as defined in the Indenture) which affects any bond of any series outstanding under the Indenture and which event of default has not been cured or waived prior to such redemption date, it being the intent of such proviso that, in lieu of such right to redemption, the holder of the Bonds of Series TTT shall be entitled only to such rights as are available to the holders of bonds of any other series outstanding under the Indenture in respect of any such event of default; and in case of any subsequent occurrence or continuance of the events described in (a) and (b) of this paragraph, the Company shall have the same obligation (subject to the same proviso) to redeem the Bonds of Series TTT.

To comply with its obligations to redeem the Bonds of Series TTT in whole or in part imposed herein, the Company shall give written notice of the date of redemption to the Trustee and the IFA Trustee, which date shall be not less than thirty (30) days nor more than ninety (90) days from the date the notice is mailed.  No further notice, by publication or otherwise, shall be required for redemption of the Bonds of Series TTT, and the requirements of Section 2 of Article VII of the Indenture for notice by newspaper publication shall not apply to the Bonds of Series TTT.

Unless the Company defaults in payment of the redemption price, on and after any redemption date, interest will cease to accrue on the Bonds of Series TTT or portions thereof called for redemption.

Principal on this bond may otherwise become due and payable, in whole or in part, on the date any IFA Bonds are fixed for mandatory purchase pursuant to the terms of the IFA Indenture, in the event the IFA Trustee notifies the Company that the amounts representing (A) proceeds of the remarketing of the IFA Bonds tendered for purchase, (B) moneys drawn under any credit facility, for the purpose of paying such purchase price, and (C) other moneys made available by the Company, as set forth in the IFA Indenture, are not sufficient to pay the purchase price of the tendered IFA Bonds when due.  In such case, the Company shall make a principal payment in an amount equal to such deficiency in the manner and at the time specified in the IFA Indenture. To comply with its obligations to pay any principal of the Bonds of Series TTT in whole or in part imposed herein, the Company shall give immediate written notice of the amount and the time of any such principal payment to the Trustee.

In the event that any IFA Bonds purchased with principal payments made hereunder are subsequently resold at the direction of the Company, the principal amount of the Series TTT Bonds shall be reinstated in an amount equal to the principal amount of IFA Bonds resold.

In the event any of the IFA Bonds shall be paid and discharged, or deemed to be paid and discharged, pursuant to any provisions of the Loan Agreement and the IFA Indenture, so that such IFA Bonds are not thereafter outstanding within the meaning of the IFA Indenture, a like principal amount of the related Bonds of Series TTT shall be deemed fully paid.

In the case of any of certain events of default specified in the Indenture, the principal of this bond may be declared or may become due and payable prior to the stated date of maturity hereof in the manner and with the effect provided in the Indenture.

No recourse shall be had for the payment of the principal of or interest on this bond, or for any claim based hereon, or otherwise in respect hereof or of the Indenture, to or against any incorporator, shareholder, officer or director, past, present or future, of the Company or of any predecessor or successor company, either directly or through the Company or such predecessor or successor company, under any constitution or statute or rule of law, or by the enforcement of any assessment or penalty, or otherwise, all such liability of incorporators, shareholders, directors and officers being waived and released by the registered owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Indenture.

The Bonds of Series TTT are issuable only in registered form without coupons. This bond is nontransferable except to the IFA Trustee and successors thereto, if any, and to the Company. To the extent that this bond is transferable, it is transferable by the registered owner hereof, in person or by an attorney duly authorized, at the principal office or place of business of Deutsche Bank National Trust Company, the Trustee, or its successor in trust under the Indenture, or at the option of the registered owner, at the office or agency of the Company in the Borough of Manhattan, the City of New York, State of New York, upon the surrender and cancellation of this bond, and upon any such transfer a new registered bond or bonds of the same series and maturity date and for the same aggregate principal amount will be issued to the transferee in exchange herefor.

The Bonds of Series TTT are issuable in denominations of $5,000 and integral multiples thereof as shall from time to time be determined and authorized by the Board of Directors of the Company. In the manner and subject to the limitations provided in the Indenture, Bonds of Series TTT are exchangeable as between authorized denominations, upon presentation thereof for such purpose by the registered owner, at the principal office or place of business of Deutsche Bank National Trust Company, the Trustee, or its successor in trust under the Indenture, or, at the option of the registered owner, at the office or agency of the Company in the Borough of Manhattan, the City of New York, State of New York.

No service charge will be made for any transfer or exchange of this bond, but the Company may require a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

(FORM OF TRUSTEE’S CERTIFICATE)

TRUSTEE’S CERTIFICATE

This bond is one of the Bonds of Series TTT designated therein referred to and described in the within mentioned Indenture and Sixty-Fourth Supplemental Indenture.

DEUTSCHE BANK NATIONAL TRUST COMPANY, AS TRUSTEE

By
Authorized Officer

Section 3.  Each Bond of Series SSS and TTT issued prior to the first interest payment date shall be dated as of December 1, 2011, and otherwise shall be dated as provided in Section 1 of Article II of the Indenture.

Section 4.  All Bonds of Series SSS shall be due and payable on May 1, 2035, and shall bear interest from the date thereof at the rate from time to time borne by the Series A-1 IFA Bonds.  All Bonds of Series TTT shall be due and payable on March 1, 2031, and shall bear interest from the date thereof at the rate from time to time borne by the Series A-2 IFA Bonds.

Each “Interest Payment Date” under the Series A-1 IFA Indenture shall be an interest payment date for the Bonds of Series SSS.  Each “Interest Payment Date” under the Series A-2 IFA Indenture shall be an interest payment date for the Bonds of Series TTT.  The Company shall promptly notify the Trustee of each interest payment date and the amount of interest payable on the Bonds of Series SSS and TTT.

For purposes of the calculation required by the first paragraph of Section 5 of Article IV of the Indenture, annual interest in respect of the Bonds of Series SSS and TTT shall be equal to the sum of (i) the amount determined by multiplying the principal amount of the Bonds of Series SSS and the Bonds of Series TTT, if any, outstanding on the date of such calculation which bear a fixed rate of interest by such fixed rate, plus (ii) the amount determined by multiplying the aggregate principal amount of the Bonds of Series SSS and the Bonds of Series TTT, if any, outstanding on the date of such calculation which bear interest at rates which may fluctuate or may fluctuate from time to time in accordance with methods specified in such Bonds of Series SSS and TTT by 13% per annum.

Principal on the Bonds of Series SSS and the Bonds of Series TTT may otherwise become due and payable, in whole or in part, on the date any of the Series A-1 IFA Bonds or the Series A-2 IFA Bonds, respectively, are fixed for mandatory purchase pursuant to the terms of the applicable IFA Indenture, in the event the IFA Trustee notifies the Company that the amounts representing (A) proceeds of the remarketing of the applicable IFA Bonds tendered for purchase, (B) moneys drawn under any credit facility, for the purpose of paying such purchase price, and (C) other moneys made available by the Company, as set forth in the applicable IFA Indenture, are not sufficient to pay the purchase price of the tendered IFA Bonds when due.  In such case, the Company shall make a principal payment on the Bonds of Series SSS and TTT, as applicable, in an amount equal to such deficiency in the manner and at the time specified in the applicable IFA Indenture. To comply with its obligations to pay any principal of the Bonds of Series SSS and TTT, as the case may be, in whole or in part imposed herein, the Company shall give immediate written notice of the amount and the time of any such principal payment to the Trustee.

In the event that any of the Series A-1 IFA Bonds or the Series A-2 IFA Bonds purchased with principal payments made hereunder are subsequently resold at the direction of the Company, the principal amount of the Bonds of Series SSS and the Bonds of Series TTT, respectively, shall be reinstated in an amount equal to the principal amount of the applicable IFA Bonds resold.

Section 5.  Both the principal of and the interest on the Bonds of Series SSS and TTT shall be payable in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts, at the office or agency of the Company in Plainfield, Indiana, or, at the option of the holder thereof, at the office or agency of the Company in the Borough of Manhattan, the City of New York, State of New York, except that interest on the Bonds of Series SSS and TTT may be paid, at the option of the Company, by check or draft mailed to the address of the person entitled thereto as it appears on the books of the Company maintained for that purpose.

Section 6.  Definitive Bonds of Series SSS and Bonds of Series TTT shall be issuable in denominations of $5,000 and integral multiples thereof, numbered consecutively from “SSS-R-1” and “TTT-R-1,” respectively, upward.

The Bonds of Series SSS and TTT shall be executed on behalf of the Company by the manual or facsimile signature of its President or an Executive Vice President or one of its Vice Presidents and shall have affixed thereto the seal of the Company or a facsimile thereof attested by the manual or facsimile signature of its Secretary or one of its Assistant Secretaries and shall be authenticated by the execution by the Trustee of the certificate endorsed on said bonds.

No service charge will be made by the Company for the transfer or for the exchange of Bonds of Series SSS and TTT except, in the case of transfer, a charge sufficient to reimburse the Company for any tax or other governmental charge payable in connection therewith.

Section 7.  Article IX of the Indenture, “Maintenance and Renewal Fund and Sinking Fund Provisions”, as heretofore amended or supplemented shall not apply to the “PSI Energy, Inc. First Mortgage Bonds, Series BBB, 8%, Due July 15, 2009” (such bonds being hereinafter referred to as the “Bonds of Series BBB”) or to any subsequently created series of bonds (which includes the Bonds of Series SSS and TTT) from and after the date on which no series of bonds created under the Indenture prior to the Bonds of Series BBB are outstanding.

Section 8.  Section 22 of Article V of the Indenture as heretofore amended or supplemented which, among other things, requires an inspection of the mortgaged property every two years by an independent engineer, shall not apply to the Bonds of Series BBB or to any subsequently created series of bonds (which includes the Bonds of Series SSS and TTT), from and after the date on which no series of bonds created under the Indenture prior to the Bonds of Series BBB are outstanding.

Section 9.  The Company reserves the right, without consent or other action by the holders of the Bonds of Series BBB or of any subsequently created series of bonds (which includes the Bonds of Series SSS and TTT), to amend the Indenture, as heretofore amended or supplemented, at any time after all bonds of any series created prior to the Bonds of Series BBB are no longer outstanding under the Indenture, as follows:

(a)  by substituting for the words “in principal amount not greater than sixty per centum (60%) of” in Section 3 of Article IV thereof the following:

“in principal amount not greater than sixty-six and two-thirds per centum (66-2/3%) of “.

(b)  by substituting for the words “shall exceed sixty per centum (60%) of the value of bondable property so acquired” in Section 9 of Article V thereof the following:

“shall exceed sixty-six and two-thirds per centum (66-2/3%) of the value of bondable property so acquired”.

(c)  by substituting for the words “shall be deemed to be paid within the meaning of this article; provided, that the date for the payment or redemption of such bonds shall be not more than one (1) year after such moneys shall have been so set apart or paid.” in the first paragraph of Article XIV thereof the following:

“shall be deemed to be paid within the meaning of this article.”.

(d)  by substituting for the words “with the consent of holders of at least seventy-five per centum (75%) in aggregate principal amount of the bonds at the time outstanding;” in sub-section (a) of Section 3 of Article XVIII thereof the following:

“with the consent of holders of at least sixty-six and two-thirds per centum (66-2/3%) in aggregate principal amount of the bonds at the time outstanding;”.

(e)  by substituting for the words “holders (or persons entitled to vote the bonds) of not less than seventy-five per centum (75%) in aggregate principal amount of the bonds entitled to be voted” in sub-section (l) of Section 3 of Article XVIII thereof the following:

“holders (or persons entitled to vote the bonds) of not less than sixty-six and two-thirds per centum (66-2/3%) in aggregate principal amount of the bonds entitled to be voted”.

(f)  by substituting for the words “holders (or persons entitled to vote the bonds) of at least seventy-five per centum (75%) in principal amount of the bonds outstanding” in sub-section (m) of Section 3 of Article XVIII thereof the following:

“holders (or persons entitled to vote the bonds) of at least sixty-six and two-thirds per centum (66-2/3%) in principal amount of the bonds outstanding”.

ARTICLE II.

ISSUANCE OF BONDS OF SERIES SSS AND TTT.

The Bonds of Series SSS, in the aggregate principal amount not exceeding forty-four million twenty-five thousand dollars ($44,025,000), and the Bonds of Series TTT, in the aggregate principal amount not exceeding twenty-three million dollars ($23,000,000), may be executed by the Company and delivered to the Trustee for authentication, and shall be authenticated and delivered by the Trustee to or upon the order of the Company (which authentication and delivery may be made without awaiting the filing or recording of this Sixty-Fourth Supplemental Indenture), upon receipt by the Trustee of the resolutions, certificates, orders, opinions and other instruments required by the provisions of Section 2 of Article IV of the Indenture to be received by the Trustee as a condition to the authentication and delivery by the Trustee of bonds pursuant to said Section 2.

ARTICLE III.

INDENTURE AMENDMENTS.

Section 1.  Article I of the Indenture, as heretofore amended, is hereby further amended (i) by adding immediately after subdivision “(103)” thereof an additional subdivision numbered “(104)” and reading as follows:

“(104) The term ‘Sixty-Fourth Supplemental Indenture’ shall mean the Sixty-Fourth Supplemental Indenture executed by the Company and the Trustee, dated as of December 1, 2011, supplementing and amending the Indenture; and the terms ‘Bonds of Series SSS’ shall mean the ‘Duke Energy Indiana, Inc. First Mortgage Bonds, Series SSS, Due May 1, 2035’ and ‘Bonds of Series TTT’ shall mean the ‘Duke Energy Indiana, Inc. First Mortgage Bonds, Series TTT, Due March 1, 2031’ created by the Sixty-Fourth Supplemental Indenture.”

and (ii) by changing the numbering of the present subdivision “(104)” thereof to “(105)”.

Section 2.  Article VII of the Indenture, as heretofore amended, is hereby further amended by inserting therein immediately after Section 48 thereof, new sections designated “Section 49” and “Section 50” and reading as follows:

“Section 49.

(A) The Bonds of Series SSS are subject to redemption prior to stated maturity as follows:

(1)                              Optional Redemption of IFA Bonds.  In the event that the Company exercises its option under the Loan Agreement to direct the optional redemption of the IFA Bonds, the Bonds of Series SSS shall be subject to redemption prior to maturity, in a principal amount equal to the IFA Bonds so redeemed and on such date as the IFA Bonds are redeemed, at a price equal to 100% of the principal amount thereof, without premium, plus accrued interest to the redemption date.

(2)                                  Extraordinary Optional Redemption of IFA Bonds.  In the event that the Company exercises its option under the Loan Agreement to direct the extraordinary optional redemption of the IFA Bonds, the Bonds of Series SSS shall be subject to redemption, in a principal amount equal to the IFA Bonds so redeemed and on such date as the IFA Bonds are redeemed, at a redemption price of 100% of the principal amount redeemed, plus accrued and unpaid interest to the redemption date.

(3)                                  Mandatory Redemption. The Bonds of Series SSS are subject to mandatory redemption by the Company in whole or in part, as applicable, at a redemption price of 100% of the principal amount redeemed, plus accrued and unpaid interest to the redemption date, upon occurrence of any of the following events:

(a)                         Upon the occurrence of a Determination of Taxability (as defined in the IFA Indenture) as to which the IFA Trustee has been notified by the Company in writing pursuant to the Loan Agreement, the Bonds of Series SSS are subject to mandatory redemption by the Company, in a principal amount equal to the IFA Bonds to be redeemed in connection therewith and on such date as the IFA Bonds are so redeemed; provided, however, that such requirement of redemption shall be deemed waived, if prior to the date fixed for such redemption of the Bonds of Series SSS there shall have occurred and be continuing an event of default (as defined in the Indenture) which affects any bond of any series outstanding under the Indenture and which event of default has not been cured or waived prior to such redemption date, it being the intent of such proviso that, in lieu of such right to redemption, the holder of the Bonds of Series SSS shall be entitled only to such rights as are available to the holders of bonds of any other series outstanding under the Indenture in respect of any such event of default.  Notwithstanding anything to the contrary in this paragraph, if the interest rate for the IFA Bonds is subject to adjustment as a result of the application of Section 2.03(g)(vi)(A) of the IFA Indenture, the Bonds of Series SSS shall not be subject to mandatory redemption pursuant to said Determination of Taxability.

(b)                             In the event that the Company is notified in writing by the IFA Trustee that (i) an event of default under the IFA Indenture has occurred and is continuing, and (ii) the IFA Trustee has declared the principal of all the IFA Bonds then outstanding immediately due and payable pursuant to the IFA Indenture, the Company shall call for redemption, on a redemption date selected by it not later than forty-five (45) days following the date on which such notice from the IFA was received by the Company, the outstanding Bonds of Series SSS, and shall on such redemption date redeem the same; provided, however, that such requirement of redemption shall be deemed waived, if prior to the date fixed for such redemption of the Bonds of Series SSS (x) such event of default is waived or cured as set forth in the IFA Indenture, or (y) there shall have occurred and be continuing an event of default (as defined in the Indenture) which affects any bond of any series outstanding under the Indenture and which event of default has not been cured or waived prior to such redemption date, it being the intent of such proviso that, in lieu of such right to redemption, the holder of the Bonds of Series SSS shall be entitled only to such rights as are available to the holders of bonds of any other series outstanding under the Indenture in respect of any such event of default; and in case of any subsequent occurrence or continuance of the events described in (i) and (ii) of this paragraph, the Company shall have the same obligation (subject to the same proviso) to redeem the Bonds of Series SSS.

To comply with its obligations to redeem the Bonds of Series SSS in whole or in part imposed herein, the Company shall give written notice of the date of redemption to the Trustee and the IFA Trustee, which date shall be not less than thirty (30) days nor more than ninety (90) days from the date the notice is mailed.  No further notice, by publication or otherwise, shall be required for redemption of the Bonds of Series SSS, and the requirements of Section 2 of Article VII of the Indenture for notice by newspaper publication shall not apply to the Bonds of Series SSS.

Unless the Company defaults in payment of the redemption price, on and after any redemption date, interest will cease to accrue on the Bonds of Series SSS or portions thereof called for redemption.

(B)                              Capitalized terms used in this Section 49 and not otherwise defined in the Indenture shall have the following meanings for purposes of this Section:

‘IFA’ means the Indiana Finance Authority, a body politic and corporate, not a state agency but an independent instrumentality of the State of Indiana, and any successor thereto.

‘IFA Bonds’ means the Indiana Finance Authority Environmental Refunding Revenue Bonds, Series 2009A-1 (Duke Energy Indiana, Inc. Project), in an aggregate principal amount of $44,025,000, issued under and pursuant to the IFA Indenture.

‘IFA Indenture’ means the Trust Indenture between the IFA and the IFA Trustee, dated as of January 1, 2009, as amended and supplemented, and any indenture supplemental thereto or amendatory thereof, pursuant to which the IFA Bonds are issued and secured.

‘IFA Trustee’ means the person, corporation or association acting as trustee at any time under the IFA Indenture.

‘Loan Agreement’ means the Loan Agreement, dated as of January 1, 2009, as amended, between the IFA and the Company, and any and all modifications, amendments and supplements thereto.

(C)                           The Company shall indemnify and hold harmless the Trustee from any and all losses, costs, damages, expenses, fees (including attorneys’ fees), court costs, judgments, penalties, obligations, suits, disbursements and liabilities of any kind or character whatsoever which may at any time be imposed upon, incurred by or asserted against the Trustee by reason of or arising out of or caused, directly or indirectly by any act or omission of the Trustee with respect to this Section 49, except for such that would arise out of the willful misconduct or gross negligence of the Trustee and except for costs and expenses arising in the ordinary course of the Trustee’s business.

Section 50.

(A) The Bonds of Series TTT are subject to redemption prior to stated maturity as follows:

(1)                              Optional Redemption of IFA Bonds.  In the event that the Company exercises its option under the Loan Agreement to direct the optional redemption of the IFA Bonds, the Bonds of Series TTT shall be subject to redemption prior to maturity, in a principal amount equal to the IFA Bonds so redeemed and on such date as the IFA Bonds are redeemed, at a price equal to 100% of the principal amount thereof, without premium, plus accrued interest to the redemption date.

(2)                              Extraordinary Optional Redemption of IFA Bonds.  In the event that the Company exercises its option under the Loan Agreement to direct the extraordinary optional redemption of the IFA Bonds, the Bonds of Series TTT shall be subject to redemption, in a principal amount equal to the IFA Bonds so redeemed and on such date as the IFA Bonds are redeemed, at a redemption price of 100% of the principal amount redeemed, plus accrued and unpaid interest to the redemption date.

(3)                                  Mandatory Redemption. The Bonds of Series TTT are subject to mandatory redemption by the Company in whole or in part, as applicable, at a redemption price of 100% of the principal amount redeemed, plus accrued and unpaid interest to the redemption date, upon occurrence of any of the following events:

(a)                         Upon the occurrence of a Determination of Taxability (as defined in the IFA Indenture) as to which the IFA Trustee has been notified by the Company in writing pursuant to the Loan Agreement, the Bonds of Series TTT are subject to mandatory redemption by the Company, in a principal amount equal to the IFA Bonds to be redeemed in connection therewith and on such date as the IFA Bonds are so redeemed; provided, however, that such requirement of redemption shall be deemed waived, if prior to the date fixed for such redemption of the Bonds of Series TTT there shall have occurred and be continuing an event of default (as defined in the Indenture) which affects any bond of any series outstanding under the Indenture and which event of default has not been cured or waived prior to such redemption date, it being the intent of such proviso that, in lieu of such right to redemption, the holder of the Bonds of Series TTT shall be entitled only to such rights as are available to the holders of bonds of any other series outstanding under the Indenture in respect of any such event of default.  Notwithstanding anything to the contrary in this paragraph, if the interest rate for the IFA Bonds is subject to adjustment as a result of the application of Section 2.03(g)(vi)(A) of the IFA Indenture, the Bonds of Series TTT shall not be subject to mandatory redemption pursuant to said Determination of Taxability.

(b)                             In the event that the Company is notified in writing by the IFA Trustee that (i) an event of default under the IFA Indenture has occurred and is continuing, and (ii) the IFA Trustee has declared the principal of all the IFA Bonds then outstanding immediately due and payable pursuant to the IFA Indenture, the Company shall call for redemption, on a redemption date selected by it not later than forty-five (45) days following the date on which such notice from the IFA was received by the Company, the outstanding Bonds of Series TTT, and shall on such redemption date redeem the same; provided, however, that such requirement of redemption shall be deemed waived, if prior to the date fixed for such redemption of the Bonds of Series TTT (x) such event of default is waived or cured as set forth in the IFA Indenture, or (y) there shall have occurred and be continuing an event of default (as defined in the Indenture) which affects any bond of any series outstanding under the Indenture and which event of default has not been cured or waived prior to such redemption date, it being the intent of such proviso that, in lieu of such right to redemption, the holder of the Bonds of Series TTT shall be entitled only to such rights as are available to the holders of bonds of any other series outstanding under the Indenture in respect of any such event of default; and in case of any subsequent occurrence or continuance of the events described in (i) and (ii) of this paragraph, the Company shall have the same obligation (subject to the same proviso) to redeem the Bonds of Series TTT.

To comply with its obligations to redeem the Bonds of Series TTT in whole or in part imposed herein, the Company shall give written notice of the date of redemption to the Trustee and the IFA Trustee, which date shall be not less than thirty (30) days nor more than ninety (90) days from the date the notice is mailed.  No further notice, by publication or otherwise, shall be required for redemption of the Bonds of Series TTT, and the requirements of Section 2 of Article VII of the Indenture for notice by newspaper publication shall not apply to the Bonds of Series TTT.

Unless the Company defaults in payment of the redemption price, on and after any redemption date, interest will cease to accrue on the Bonds of Series TTT or portions thereof called for redemption.

(B)                              Capitalized terms used in this Section 50 and not otherwise defined in the Indenture shall have the following meanings for purposes of this Section:

‘IFA’ means the Indiana Finance Authority, a body politic and corporate, not a state agency but an independent instrumentality of the State of Indiana, and any successor thereto.

‘IFA Bonds’ means the Indiana Finance Authority Environmental Refunding Revenue Bonds, Series 2009A-2 (Duke Energy Indiana, Inc.

Project), in an aggregate principal amount of $23,000,000, issued under and pursuant to the IFA Indenture.

‘IFA Indenture’ means the Trust Indenture between the IFA and the IFA Trustee, dated as of January 1, 2009, as amended and supplemented, and any indenture supplemental thereto or amendatory thereof, pursuant to which the IFA Bonds are issued and secured.

‘IFA Trustee’ means the person, corporation or association acting as trustee at any time under the IFA Indenture.

‘Loan Agreement’ means the Loan Agreement, dated as of January 1, 2009, as amended, between the IFA and the Company, and any and all modifications, amendments and supplements thereto.

(C)                           The Company shall indemnify and hold harmless the Trustee from any and all losses, costs, damages, expenses, fees (including attorneys’ fees), court costs, judgments, penalties, obligations, suits, disbursements and liabilities of any kind or character whatsoever which may at any time be imposed upon, incurred by or asserted against the Trustee by reason of or arising out of or caused, directly or indirectly by any act or omission of the Trustee with respect to this Section 50, except for such that would arise out of the willful misconduct or gross negligence of the Trustee and except for costs and expenses arising in the ordinary course of the Trustee’s business.”

Section 3.  The Bonds of Series SSS and TTT shall not be entitled to the benefit of a sinking fund.

ARTICLE IV.

CONCERNING THE TRUSTEE.

The Trustee hereby accepts the trusts hereby declared and agrees to perform the same upon the terms and conditions in the Indenture and in this Sixty-Fourth Supplemental Indenture set forth.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Sixty-Fourth Supplemental Indenture or the due execution hereof by the Company or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely. In general, each and every term and condition contained in Article XVII of the Indenture shall apply to this Sixty-Fourth Supplemental Indenture.

ARTICLE V.

MISCELLANEOUS PROVISIONS.

Section 1. Wherever in the original Indenture or in any of the sixty-four supplemental indentures thereto reference is made to any article or section of the original Indenture, such reference shall be deemed to refer to such article or section as amended by such supplemental indentures.

Section 2.  Upon the execution and delivery hereof, the Indenture shall thereupon be deemed to be amended as hereinabove set forth as fully and with the same effect as if the amendments made hereby were set forth in the original Indenture and each of the sixty-four supplemental indentures to the Indenture shall henceforth be read, taken and construed as one and the same instrument; but such amendments shall not operate so as to render invalid or improper any action heretofore taken under the original Indenture or said supplemental indentures.

Section 3. All the covenants, stipulations and agreements in this Sixty-Fourth Supplemental Indenture contained are and shall be for the sole and exclusive benefit of the parties hereto, their successors and assigns, and of the holders from time to time of the bonds.

Section 4.  The table of contents to, and the headings of the different articles of, this Sixty-Fourth Supplemental Indenture are inserted for convenience of reference, and are not to be taken to be any part of the provisions hereof, nor to control or affect the meaning, construction or effect of the same.

Section 5.  This Sixty-Fourth Supplemental Indenture may be simultaneously executed in any number of counterparts, and all such counterparts shall constitute but one and the same instrument.

Section 6.  Whenever a payment of principal or interest in respect of the Bonds of Series SSS and TTT are due on any day other than a business day (as hereinafter defined), such payment shall be payable on the first business day next following such date, and, in the case of a principal payment, interest on such principal payment shall accrue to the date of such principal payment. For the purposes of this Section 6 the term business day shall mean any day other than a day on which the Trustee is authorized by law to close.

[THE REMAINDER OF THIS PAGE HAS BEEN LEFT BLANK INTENTIONALLY.]

IN WITNESS WHEREOF, said Duke Energy Indiana, Inc. has caused this instrument to be executed in its corporate name by its President or one of its Vice Presidents and to be attested by its Secretary or one of its Assistant Secretaries and said Deutsche Bank National Trust Company has caused this instrument to be executed in its corporate name by one of its Vice Presidents and to be attested by one of its Vice Presidents, in several counterparts, all as of the day and year first above written.

DUKE ENERGY INDIANA, INC.

(CORPORATE SEAL)	By	/s/ David S. Maltz
David S. Maltz
Vice President

ATTEST:

/S/ Robert T. Lucas III
Robert T. Lucas III, Assistant Secretary

DEUTSCHE BANK NATIONAL TRUST COMPANY, solely as Trustee and not in its individual capacity

(CORPORATE SEAL)	By	/s/ Victoria Y. Douyon
Victoria Y. Douyon
Vice President

ATTEST:

/s/ Jacqueline McNeil
Jacqueline McNeil, Vice President

STATE OF NORTH CAROLINA	)
) ss:
COUNTY OF MECKLENBURG	)

BE IT REMEMBERED, that on this 29th day of November, 2011, before me, the undersigned, a notary public in and for the County and State aforesaid, duly commissioned and qualified, personally appeared David S. Maltz and Robert T. Lucas III, personally known to me to be the same persons whose names are subscribed to the foregoing instrument, and personally known to me to be a Vice President and an Assistant Secretary, respectively, of Duke Energy Indiana, Inc., an Indiana corporation, and acknowledged that they signed and delivered said instrument as their free and voluntary act as such Vice President and Assistant Secretary, respectively, and as the free and voluntary act of said Duke Energy Indiana, Inc., for the uses and purposes therein set forth; in pursuance of the power and authority granted to them by resolution of the Board of Directors of said Company.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my notarial seal the day and year aforesaid.

(NOTARIAL SEAL)

/s/ Patricia C. Ross
Patricia C. Ross, Notary Public
Commission expires: 10/17/2014

STATE OF ILLINOIS	)
) ss:
COUNTY OF COOK	)

BE IT REMEMBERED, that on this 29th day of November, 2011, before me, the undersigned, a notary public in and for the County and State aforesaid, duly commissioned and qualified, personally appeared Victoria Y. Douyon and Jacqueline McNeil personally known to me to be the same persons whose names are subscribed to the foregoing instrument, and personally known to me to be Vice Presidents of Deutsche Bank National Trust Company, a national banking association, and acknowledged that they signed and delivered said instrument as their free and voluntary act as such Vice Presidents, respectively, and as the free and voluntary act of said Deutsche Bank National Trust Company, for the uses and purposes therein set forth; in pursuance of the power and authority granted to them by the bylaws of said association.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my notarial seal the day and year aforesaid.

(NOTARIAL SEAL)

/s/ Katherine Cokic
Notary Public

This instrument was prepared by:

Bradley C. Arnett, Esq.*

Taft Stettinius & Hollister LLP

425 Walnut Street, Suite 1800

Cincinnati, Ohio 45202-3957

*Admitted in Ohio; not admitted in Indiana